EXHIBIT 23.2

CONSENT OF DAVIS GRAHAM AND STUBBS LLP

We hereby consent to the incorporation by reference of our opinion addressed to Pershing Gold Corporation (the “Company”) dated January 18, 2018 as exhibit 5.1 in this Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on or about August 21, 2018 (the “Registration Statement”).

Dated: August 21, 2018

/s/ Davis Graham & Stubbs LLP

Davis Graham & Stubbs LLP